Exhibit (9)(a)(iv)

FORM OF AMENDMENT NO. 3

GLOBAL CUSTODY AGREEMENT

Amendment No. 3, dated as of April 30, 2007 (“Amendment No. 3”), to the Global Custody Agreement dated as of December 31, 2001 (“Agreement”), as amended, by and between AXA Premier VIP Trust and The JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		JPMORGAN CHASE BANK

By:		By:
Name:	Steven M. Joenk	Name:	Paul Larkin
Title:	President and	Title:	Vice President
Chief Executive Officer

AMENDMENT NO. 3

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Health Care Portfolio

Multimanager High Yield Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Growth Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

AXA Target Allocation 2015 Portfolio

AXA Target Allocation 2025 Portfolio

AXA Target Allocation 2035 Portfolio

AXA Target Allocation 2045 Portfolio